As filed with the Securities and Exchange Commission on January 23, 2025.

Registration No. 333-283895

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1680165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3600 La Grange Parkway

Toano, VA 23168

(804) 843-2360

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

and Chief Executive Officer 804) 843-2360 address, including zip code, and telephone umber, including area code, of agent for service)	VA 23219 697-1200

Thomas F. Cherry

President and Chief Executive Officer

C&F Financial Corporation

3600 La Grange Parkway

Toano, VA 23168

(804) 843-2360

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies of Communications to: Susan S. Ancarrow Seth A. Winter Troutman Pepper Locke LLP 1001 Haxall Point Richmond, VA 23219 (804) 697-1200

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-283895) of C&F Financial Corporation (the "Registrant") is being filed solely (i) to amend the prospectus to update the name of the Registrant’s counsel to Troutman Pepper Locke LLP, and to update as of a more recent date the number of outstanding shares of common stock and preferred stock of the Registrant, (ii) to update the undertakings in Part II, Item 17 of this registration statement, (iii) to file as exhibits a form of senior debt securities indenture, a form of subordinated debt securities indenture, an updated opinion of the Registrant’s counsel to reflect the counsel’s updated name, an updated consent of the Registrant’s counsel, and an updated consent of the Registrant’s auditor, Yount, Hyde & Barbour, P.C., and (iv) to amend the exhibit index to reflect the exhibits to this Amendment No. 2. This Amendment No. 2 does not amend any other provision of, or information included in, the prospectus or the registration statement, except as specifically noted in this Explanatory Note.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 23, 2025

PROSPECTUS

$100,000,000

 Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Rights

Units

We may offer and sell from time to time in one or more offerings any combination of the securities listed above. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. The aggregate offering price of all securities we sell under this prospectus will not exceed $100,000,000. Offers and sales of these securities may be to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms for securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and that will be included in a supplement to this prospectus. See “Risk Factors” beginning on page 3 of this prospectus.

Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “CFFI.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is , 2025

TABLE OF CONTENTS

About this Prospectusii

Summary1

Risk Factors3

Forward-Looking and Cautionary Statements4

The Company6

Use of Proceeds8

Description of Securities9

Description of Capital Stock9

Description of Debt Securities14

Description Of Warrants19

Description of Purchase Contracts21

Description of Rights21

Description of Units23

Plan of Distribution23

Experts26

Legal Matters27

Where You Can Find More Information27

Incorporation of Information that we File with the SEC27

i

About this Prospectus

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time that do not exceed $100,000,000 in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material containing specific information about the terms of the securities we are offering. That prospectus supplement, information incorporated by reference, or other offering material may include a discussion of any risk factors or other special considerations that apply to those securities or the specific plan of distribution. The prospectus supplement or information incorporated by reference may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be found on the SEC Internet site mentioned under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” and the “Company” to refer to C&F Financial Corporation and its subsidiaries, including Citizens and Farmers Bank, on a consolidated basis.

ii

Summary

This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities, any related free writing prospectus, and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Company

We are a bank holding company that was incorporated in March 1994 under the laws of the Commonwealth of Virginia. We own all of the stock of Citizens and Farmers Bank (the “Bank”), which is an independent commercial bank chartered under the laws of the Commonwealth of Virginia. We operate three principal business segments: (1) community banking through the Bank, C&F Wealth Management Corporation, C&F Insurance Services, Inc. and CVB Title Services, Inc., (2) mortgage banking through C&F Mortgage Corporation and (3) consumer finance through C&F Finance Company.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $100,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price of the shares.

Preferred Stock

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Warrants

We may sell warrants to purchase our shares of common stock, shares of our preferred stock, debt securities or any combination of these securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock or the price of our debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock or any series of our preferred stock. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

* * * * *

Our principal executive offices are located at 3600 La Grange Parkway, Toano, Virginia 23168 and our telephone number is (804) 843-2360. We maintain a website at www.cffc.com, which contains information relating to us. The information contained on our website is not part of this prospectus.

Risk Factors

An investment in our securities involves risks. Before making an investment decision, you should consider carefully the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and in all other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement. If any of the risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of the securities could decline, and you could lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Information that We File with the SEC.”

Forward-Looking and Cautionary Statements

We make certain forward-looking statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus that are subject to risks and uncertainties. These forward-looking statements include statements regarding our profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy, financial and other goals, expectations and other statements that are not historical facts. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements.

These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by factors including:

●	interest rates, such as volatility in short-term interest rates or yields on U.S. Treasury bonds, increases in interest rates following actions by the Federal Reserve and increases or volatility in mortgage interest rates;
●	general business conditions, as well as conditions within the financial markets;
●	general economic conditions, including unemployment levels, inflation rates, supply chain disruptions and slowdowns in economic growth;
●	general market conditions, including disruptions due to pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and in the Middle East) or other major events, or the prospect of these events;
●	average loan yields and average costs of interest-bearing deposits;
●	financial services industry conditions, including bank failures or concerns involving liquidity;
●	labor market conditions, including attracting, hiring, training, motivating and retaining qualified employees;
●	the legislative and regulatory climate, regulatory initiatives with respect to financial institutions, products and services, the Consumer Financial Protection Bureau (the “CFPB”) and the regulatory and enforcement activities of the CFPB;
●	monetary and fiscal policies of the U.S. Government, including policies of the Federal Deposit Insurance Corporation, U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, and the effect of these policies on interest rates and business in our markets;
●	demand for financial services in the Company’s market areas;
●	the value of securities held in the Company’s investment portfolios;
●	the quality or composition of the loan portfolios and the value of the collateral securing those loans;
●	the inventory level, demand and fluctuations in the pricing of used automobiles, including sales prices of repossessed vehicles;
●	the level of automobile loan delinquencies or defaults and our ability to repossess automobiles securing delinquent automobile finance installment contracts;
●	the level of net charge-offs on loans and the adequacy of our allowance for credit losses;
●	the level of indemnification losses related to mortgage loans sold;
●	demand for loan products;
●	deposit flows;
●	the strength of the Company’s counterparties;
●	the availability of lines of credit from the Federal Home Loan Bank of Atlanta and other counterparties;

●	the soundness of other financial institutions and any indirect exposure related to the closing of other financial institutions and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships;
●	competition from both banks and non-banks, including competition in the automobile finance and marine and recreational vehicle finance markets;
●	services provided by, or the level of the Company’s reliance upon third parties for key services;
●	the commercial and residential real estate markets, including changes in property values;
●	the demand for residential mortgages and conditions in the secondary residential mortgage loan markets;
●	the Company’s technology initiatives and other strategic initiatives;
●	the Company’s branch expansion and consolidation plans;
●	cyber threats, attacks or events;
●	the Bank’s product offerings;
●	accounting principles, policies and guidelines, and elections made by the Company thereunder, including, for example, our adoption of the CECL methodology and the potential volatility in the Company’s operating results due to the application of the CECL methodology; and
●	other factors identified in Item 1A. Risk Factors of our Form 10-K for the year ending December 31, 2023 and in other reports we file with the SEC.

Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on our forward-looking statements. All forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update or revise any forward-looking statement, to reflect events or circumstances arising after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as otherwise required by law.

The Company

We are a bank holding company that was incorporated in March 1994 under the laws of the Commonwealth of Virginia. We own all of the stock of the Bank, which is an independent commercial bank chartered under the laws of the Commonwealth of Virginia. The Bank originally opened for business under the name Farmers and Mechanics Bank on January 22, 1927. The Bank has the following five wholly-owned subsidiaries, all incorporated under the laws of the Commonwealth of Virginia:

●	C&F Mortgage Corporation

●	C&F Finance Company

●	C&F Wealth Management Corporation

●	C&F Insurance Services, Inc.

●	CVB Title Services, Inc.

We operate three principal business segments: (1) community banking through the Bank, C&F Wealth Management Corporation, C&F Insurance Services, Inc. and CVB Title Services, Inc., (2) mortgage banking through C&F Mortgage Corporation and (3) consumer finance through C&F Finance Company.

Our community banking services are provided to individuals and businesses and include various types of checking and savings deposit accounts, as well as business, real estate, development, mortgage, home equity and installment loans. The Bank also offers ATMs, internet and mobile banking, peer-to-peer payment capabilities and debit cards, as well as safe deposit box rentals, notary public, electronic transfer and other customary bank services to its customers. C&F Wealth Management Corporation, which was organized in April 1995, is a full-service brokerage firm offering a comprehensive range of wealth management services and insurance products through third-party service providers primarily at Bank branch locations. C&F Insurance Services, Inc. and CVB Title Services, Inc. were organized for the primary purpose of owning equity interests in an independent insurance agency and a full service title and settlement agency, respectively.

We conduct mortgage banking activities through C&F Mortgage Corporation, which was organized in September 1995, and its 51%-owned subsidiary, C&F Select LLC, which was organized in January 2019. The mortgage banking segment offers a wide variety of residential mortgage loans, which are originated for sale to investors in the secondary mortgage market. The mortgage banking segment does not securitize loans. The Bank also purchases mortgage loans from the mortgage banking segment. The mortgage banking segment originates conventional mortgage loans, mortgage loans insured by the Federal Housing Administration, and mortgage loans guaranteed by the United States Department of Agriculture and the Veterans Administration. A majority of the conventional loans are conforming loans that qualify for purchase by the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”). The remainder of the conventional loans are non-conforming in that they do not meet Fannie Mae or Freddie Mac guidelines, but are eligible for sale to various other investors. The mortgage banking segment also has a division, Lender Solutions, that provides certain mortgage loan origination functions as a service to third party mortgage lenders, including other community banks, and a subsidiary, Certified Appraisals LLC, which provides ancillary mortgage loan production services to third parties for residential appraisals.

We conduct consumer finance activities through C&F Finance Company, which is a regional finance company purchasing automobile, marine and recreational vehicle (“RV”) loans throughout Virginia and in portions of Alabama, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Minnesota, Missouri, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas and West Virginia through its headquarters in Henrico, Virginia. C&F Finance is an indirect lender that primarily provides automobile financing through lending programs that are designed to serve customers in both the prime and “non-prime” markets, including those who may have limited access to traditional automobile financing due to having experienced prior credit difficulties. In addition to automobile financing, beginning in 2018, C&F Finance Company expanded its lending portfolio to include marine and RV loan contracts. These contracts are also purchased on an indirect basis through a referral program administered by a third party and are for prime loans made to individuals with higher credit scores and therefore typically priced at rates lower than C&F Finance Company’s automobile loans, and average less than $50,000.

We also own three non-operating subsidiaries, C&F Financial Statutory Trust II (“Trust II”) formed in December 2007, C&F Financial Statutory Trust I (“Trust I”) formed in July 2005, and Central Virginia Bankshares Statutory Trust I (“CVBK Trust I”) formed in December 2003. These trusts were formed for the purpose of issuing $10.0 million each for Trust II and Trust I and $5.0 million for CVBK Trust I of trust preferred capital securities in private placements to institutional investors. All three trusts are unconsolidated subsidiaries of the Company. The principal assets of these trusts are $10.3 million each for Trust II and Trust I and $5.2 million for CVBK Trust I of the Company’s junior subordinated debt securities that are reported as liabilities in the consolidated balance sheet of the Company.

Use of Proceeds

We intend to use the net proceeds from the sales of the offered securities as set forth in the applicable prospectus supplement.

Description of Securities

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, purchase contracts, rights or units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

Description of Capital Stock

The following description is a summary of the material provisions of our Amended and Restated Articles of Incorporation (“articles of incorporation”), as amended, and bylaws, as amended. Copies of the articles of incorporation, as amended, and bylaws, as amended, have been filed with the SEC and are incorporated into this prospectus.

General

As of January 21, 2025, we had 11,000,000 shares of capital stock authorized. This authorized capital stock consisted of:

●	8,000,000 shares of common stock, par value $1.00 per share, 3,232,561 of which were outstanding; and
●	3,000,000 shares of preferred stock, par value $1.00 per share, none of which were outstanding.

Common Stock

Voting Rights

Each holder of common shares is entitled to one vote per share held on any matter submitted to a vote of shareholders. A quorum at any meeting of C&F shareholders is a majority of the votes entitled to be cast, represented in person or by proxy. If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or our articles of incorporation, except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority. There are no cumulative voting rights in the election of directors or otherwise.

Directors and Classes of Directors

Our board of directors is currently divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. Under our articles of incorporation, our board of directors must consist of a minimum of five and a maximum of 15 directors, and the board of directors may increase the number of directors without shareholder approval. Any director may be removed only for cause and with the affirmative vote of at least two-thirds of the outstanding shares of common stock entitled to vote.

Dividends

Holders of common shares are entitled to receive dividends as may be declared by the board of directors out of funds legally available therefor, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of the preferred stock. A Virginia corporation generally may not authorize and make distributions if, after giving effect to the distribution, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior of those receiving the distribution.

In addition, as a bank holding company, our ability to pay dividends is affected by the ability of the Bank to pay dividends to us. The ability of the Bank, as well as us, to pay dividends in the future is, and could be further influenced by bank regulatory requirements and capital guidelines.

No Preemptive or Conversion Rights

Holders of our common shares have no preemptive rights to subscribe for any additional securities of any class that we may issue, nor any conversion, redemption or sinking fund rights.

Redemption and Assessment

All of the issued and outstanding common shares are fully paid and non-assessable. The rights and privileges of holders of our common shares are subject to any preferences that our board of directors may set for any series of preferred stock that may be issued by us in the future.

Liquidation Rights

Upon liquidation, dissolution or winding up of the Company, holders of common shares may receive pro rata assets, in cash or kind, if any, available for distribution after the payment of creditors and satisfaction of the preferences of any class or series of preferred stock outstanding at the time of liquidation.

Preferred Stock

Our board of directors is granted the authority from time to time to issue preferred stock in one or more series and in connection with the creation of any such series to fix by resolution the preferences, limitations and relative rights thereof. As of January 21, 2025, there were 3,000,000 authorized shares of preferred stock, par value $1.00 per share, of which 20,000 have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A. No shares of preferred stock were outstanding as of January 21, 2025.

The preferences and other terms of any series of preferred stock will be fixed by an amendment to our articles of incorporation designating the terms of that series. The specific terms of a particular series of preferred stock will be described in the prospectus supplement relating to that series, including, where applicable:

●	the title and stated value of such preferred stock;
●	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;
●	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;
●	whether such preferred stock is cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;
●	the extent of participation rights, if any;
●	the provision for a sinking fund, if any, for such preferred stock;
●	the provision for redemption, if applicable, of such preferred stock;
●	any listing of such preferred stock on any securities exchange;
●	preemptive rights, if any;
●	the terms and conditions, if applicable, upon which such preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);
●	a discussion of any material United States federal income tax consequences applicable to an investment in such preferred stock;
●	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;
●	any voting rights of such preferred stock; and
●	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the amendment to our articles of incorporation relating to such series.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Certain Provisions of Our Articles of Incorporation and Bylaws and Virginia Law

General

Certain provision of the Virginia Stock Corporation Act (the “Virginia SCA”) and our articles of incorporation and bylaws may discourage attempts to acquire control of us, respectively, that the majority of our shareholders may determine was in their best interests. These provisions also may render the removal of one or all directors more difficult or deter or delay corporate changes of control that our board of directors did not approve.

Classified Board

The provisions of our articles of incorporation providing for classification of the board of directors into three separate classes may have certain anti-takeover effects.

Authorized Preferred Stock

Our articles of incorporation authorize the issuance of preferred stock. Our board of directors may, subject to application of Virginia law and federal banking regulations, authorize the issuance of preferred stock at such times, for such purposes, and for such consideration as it may deem advisable without further shareholder approval. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of the Company by, for example, authorizing the issuance of a series of preferred stock with rights and preferences designed to impede the proposed transaction.

Supermajority Voting Provisions

The Virginia SCA provides that, unless a corporation’s articles of incorporation provide for a greater or lesser vote, certain significant corporate actions must be approved by the affirmative vote of more than two-thirds of all the votes entitled to be cast on the matter. Certain corporate actions requiring a more than two-thirds vote include:

●	adoption of plans of merger or share exchange;

●	sales of all or substantially all of a corporation’s assets other than in the ordinary course of business; and

●	adoption of plans of dissolution.

The Virginia SCA provides that a corporation’s articles may either increase the vote required to approve those actions or may decrease the vote required to not less than a majority of all the votes cast by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.

Our articles of incorporation state that the actions outlined above must be approved by the vote of a majority of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended by two-thirds of the directors in office, then the transaction must be approved by the affirmative vote of 80% or more of all of the votes entitled to be cast on such transaction by each voting group entitled to vote.

Anti-takeover Statutes

Virginia has two anti-takeover statutes in force, the Affiliated Transactions Statute and the Control Share Acquisitions Statute.

The Affiliated Transaction Statute of the Virginia SCA (Va. Code § 13.1-725 et seq.) contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an

“interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation's outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority (but not less than two) of the "disinterested directors" (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of the disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation's voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder's acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

●	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

●	the affiliated transaction has been approved by a majority of the disinterested directors; or

●	subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Under the Virginia SCA's Control Share Acquisitions Statute (Va. Code § 13.1-728.1 et seq.), voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 331/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

●	unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

●	among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation's articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for such shares if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation's outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

A corporation may elect to opt out of the application of both the Affiliated Transactions Statute and the Control Share Acquisitions Statute by adopting a provision in its articles of incorporation or bylaws. Further, the Affiliated Transactions Statute does not apply to any corporation that has fewer than 300 shareholders of record (unless the reduction in the number of shareholders is the result of action by an interested shareholder).

We have not elected to opt out of the Affiliated Transactions Statute or the Control Share Acquisitions Statute.

Amendments to our Articles of Incorporation and Bylaws

The Virginia SCA generally requires that in order for an amendment to the articles of incorporation to be adopted it must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the Virginia SCA otherwise requires a greater vote, or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups. However, under the Virginia SCA, no amendment to the articles of incorporation may be approved by a vote that is less than a majority of all the votes cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.

Under the Virginia SCA, unless another process is set forth in the articles of incorporation or bylaws, a majority of the directors or, if a quorum exists, a majority of the shareholders present and entitled to vote may adopt, amend or repeal the bylaws. Our articles of incorporation state that an amendment to the articles of incorporation must be approved by the vote of a majority of all the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment at a meeting at which a quorum of the voting group is present, provided that the amendment has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the amendment is not so approved and recommended, then the amendment must be approved by the vote of 80% or more of all votes entitled to be cast on the amendment by each voting group entitled to vote thereon.

Our bylaws may be amended or repealed by our board of directors except to the extent that (i) such power is reserved exclusively to the shareholders by law or our articles of incorporation or (ii) the shareholders in adopting or amending the particular bylaws provide expressly that the board of directors may not amend or repeal the same. Our bylaws may be amended or repealed by the shareholders even though the same also may not be amended or repealed by the board of directors.

Dissenters’ Appraisal Rights

The Virginia SCA provides appraisal rights to shareholders of a Virginia corporation in certain circumstances, including upon consummation of a merger to which the corporation is a party if shareholder approval is required for the merger under the Virginia SCA. The Virginia SCA further provides that appraisal rights are not available to holders of shares of any class or series of shares of a Virginia corporation in a merger when the stock is either listed on a national securities exchange, such as the Nasdaq Global Select Market, or is held by at least 2,000 shareholders of record and has a public float of at least $20 million. Despite this exception, appraisal rights will be available to holders of common stock of a Virginia corporation in a merger if:

●	the articles of incorporation provide for appraisal rights regardless of an available exception;

●	in the case of a merger or share exchange, shareholders are required by the terms of the merger to accept anything for their shares other than cash, shares of the surviving or acquiring corporation, or shares of another corporation that are either listed on a national securities exchange or held by more than 2,000 shareholders of record having a public float of at least $20 million, or a combination of cash or such shares; or

●	the merger is an “affiliate transaction,” as described in the section above entitled “—Anti-takeover Provisions,” and it has not been approved by a majority of the disinterested directors.

Our common stock is listed on the NASDAQ Global Select Market. Therefore, unless one of the exceptions outlined above applies to a given transaction, holders of our common stock are not entitled to dissenters’ appraisal rights.

Director and Officer Exculpation

The Virginia SCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (a) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (b) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the Virginia SCA or a corporation's articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Our articles of incorporation provide that, to the full extent that the Virginia SCA permits the limitation or elimination of liability of directors or officers, a director or officer of the Company is not liable to the Company or its shareholders for monetary damages.

Indemnification

Our articles of incorporation provide that, to the full extent permitted by the Virginia SCA, we are required to indemnify a director or officer against liabilities, fines, penalties and claims imposed upon or asserted against him or her by reason of having been a director or officer and against all expenses reasonably incurred by him or her in connection therewith, except in relation to matters as to which he or she is liable by reason of his or her willful misconduct or knowing violation of criminal law. Our board of directors is empowered, by a majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer, as set forth above.

Limitations on Liability of Officers and Directors

Article VII of our articles of incorporation limits the liability of our directors and officers to the Company and its shareholders to the full extent permitted by the Virginia SCA as now and hereafter in effect. The Virginia SCA places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified on the corporation’s articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. Our articles of incorporation provide that our directors and officers will not be monetarily liable to the Company or the Company’s shareholders, if such limitation is permissible under the Virginia SCA. This limitation does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of our articles of incorporation, together with the Virginia SCA, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

Article VII of our articles of incorporation also mandates indemnification of our directors and officers to the full extent permitted by the Virginia SCA. The Virginia SCA permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. The Company is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company has also purchased a directors’ and officers’ liability insurance policy. Within the coverage limit, the policy provides coverage (a) to the Company’s directors and officers where the Company either is not permitted by law or is unable, due to insolvency, to indemnify its directors and officers; and (b) to the Company where the Company does indemnify the directors and officers as permitted, and/or required by law.

Description of Debt Securities

Debt May Be Senior or Subordinated

We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. If issued, there will be one indenture for senior debt securities and one for subordinated debt securities.

Payments

We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in United States dollars.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

The applicable prospectus supplement will describe the United States federal income tax consequences and special considerations applicable to any such debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

●	classification as senior or subordinated debt securities and the specific designation;
●	aggregate principal amount, purchase price and denomination;
●	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;
●	date of maturity;
●	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;
●	the interest payment dates, if any;
●	the place or places for payment of the principal of and any premium and/or interest on the debt securities;
●	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;
●	whether we will issue the debt securities in the form of certificated debt securities or global debt securities and, if applicable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of global debt securities;
●	whether we will issue the debt securities in definitive form and under what terms and conditions;
●	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;
●	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;
●	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;
●	the depository for debt securities held in global form, if any; and
●	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “—Book-Entry Issuance.”

Subordination Provisions

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable “senior indebtedness.” Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Covenants

The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:

●	the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance;
●	and the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.

Events of Default

The indenture for any senior debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series by series basis. The events of default will be defined under the indenture and described in the prospectus supplement.

The prospectus supplement will contain:

●	the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and
●	the terms and conditions, if any, under which all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.

The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.

The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest. The prospectus supplement will contain a description of the circumstances under which a holder may exercise this right.

The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.

We will also have the ability to discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.” The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.

The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise on this right without the consent of each holder that would be affected by such change.

We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.

Book-Entry Issuance

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form or one or more global securities registered in the name of a depositary, or its nominee, in the aggregate principal amount of the series of debt securities. For debt securities issued in global form, the Depository Trust Company (the “DTC”) may act as securities depository for such debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. Such global debt securities may describe issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the NYSE Amex and the Financial Industry Regulatory Authority, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.

The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not affect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

Distribution of Funds

The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositories and Termination of Book-Entry System

DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

Description Of Warrants

General

We may issue warrants to purchase common stock, preferred stock, debt securities or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The description of the specific terms of warrants, whether issued in a series or not, will be in a prospectus supplement accompanying this prospectus. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

This summary also is subject to and qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement may describe the terms of any warrants that we may offer, including the following:

●	the title of the warrants;
●	the total number of warrants;
●	the price or prices at which the warrants will be issued;
●	the currency or currencies that investors may use to pay for the warrants;
●	the designation and terms of the underlying securities purchasable upon exercise of the warrants;
●	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	whether the warrants will be issued in registered form or bearer form;
●	whether the warrants will be listed on any securities exchange;
●	information with respect to book-entry procedures, if any;
●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
●	if applicable, a discussion of material United States federal income tax considerations;
●	the identity of the warrant agent, if any;
●	the procedures and conditions relating to the exercise of the warrants; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

We will not qualify any warrant agreement as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. As a result, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form – i.e., book-entry – will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form – i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement.

Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise, or the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture.

Exercise and Redemption of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

We may redeem any warrant before it is exercised unless the applicable prospectus supplement specifies otherwise. The prospectus supplement will specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to the redemption of warrants during those periods will apply. The warrant will be redeemable at our option at any time on or after a date specified in the prospectus supplement or at any other specified time or times. If we redeem the warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price that we pay will be the price that applies to the redemption period during which the warrant is redeemed.

Description of Purchase Contracts

We may issue purchase contracts, which represent contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified or variable number of shares of our common stock or preferred stock, or debt securities, as applicable, at a future date or dates. The price per share of common stock or preferred stock, or the price of our debt securities, as applicable, may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the purchase contracts upon certain events. We may issue purchase contracts in distinct series.

The applicable prospectus supplement will describe the terms of any purchase contracts. The following description and any description of purchase contracts in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.

We may issue purchase contracts separately or as part of units, which we describe below. Units may consist of a purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the purchase contracts. These other securities may consist of preferred stock or common stock, debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities.

The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;
●	whether the purchase contracts are to be prepaid or not;
●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
●	whether the purchase contracts will be issued in fully registered or global form; and
●	any other terms of the purchase contracts.

Description of Rights

General

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering. Although we may issue rights, in our sole discretion, we have no obligation to do so.

The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be in a prospectus supplement accompanying this prospectus. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

This summary also is subject to and qualified in its entirety by reference to all the provisions of the rights, which we will file with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K, in connection with an issuance of rights to holders of our common stock or any series of our preferred stock. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes, or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

Description of Units

We may issue units comprised of any combination of our preferred stock, common stock, debt securities, warrants and purchase contracts. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe the financial and other specific terms of specific units in the prospectus supplement accompanying this prospectus. The following description and any description of units in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

Plan of Distribution

We may offer the securities in this prospectus from time to time as follows:

●	to or through underwriters or dealers;
●	directly to purchasers;
●	directly to our shareholders;

●	through designated agents; or
●	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. This prospectus and applicable prospectus supplement may also be used by us and our affiliates in connection with offers and sales relating to the initial sale of the securities and any market making transactions in the securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. We and our affiliates may act as principal or agent in these transactions.

The securities (including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis) that we distribute by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to prevailing market prices; or
●	at negotiated prices.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

We may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions that we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

If an underwriter is, or underwriters are, used in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

●	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and
●	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such purchase contracts. The prospectus supplement relating to the purchase contracts will set forth the price to be paid for offered securities pursuant to the purchase contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the purchase contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Unless otherwise specified in the applicable prospectus supplement, the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Stock Market. We may elect to list our common stock or any of the other securities on an exchange, but are not obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering or sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities that may entitle these persons to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make and may engage in transactions with, or perform services for, us in the ordinary course of business. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Experts

Our consolidated financial statements as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference in this prospectus in reliance upon the report of Yount, Hyde & Barbour, P.C., registered independent public accounting firm, incorporated by reference herein and therein upon the authority of said firm as experts in accounting and auditing.

Legal Matters

Unless otherwise specified in the applicable prospectus supplement, Troutman Pepper Locke LLP, Richmond, Virginia, our counsel, will pass upon the validity of the securities to be issued by us through this prospectus.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that electronically file documents with the SEC.

This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the securities we may offer. The registration statement and its exhibits are available on the SEC’s Internet site at the address set forth above.

We also maintain an Internet site at www.cffc.com, which contains information relating to us and our business. Information contained on our Internet site is not incorporated by reference into this prospectus, any prospectus supplement or the registration statement unless otherwise stated in this prospectus or any prospectus supplement.

Incorporation of Information that we File with the SEC

This prospectus incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus. As the SEC allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents.

We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

●	our annual report on Form 10-K for the year ended December 31, 2023;
●	the portions of our definitive proxy statement for the annual meeting of shareholders held on April 16, 2024 that have been incorporated by reference into our Form 10-K for the year ended December 31, 2023;
●	our quarterly reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024;
●	our current reports on Form 8-K filed on April 18, 2024, December 4, 2024, and December 19, 2024;
●	the description of our common stock contained in the “Description of Capital Stock” in the Company’s Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 (No. 33-70184) with the SEC on October 12, 1993, as amended on October 19, 1993 (Pre-Effective Amendment No. 1), as updated in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended March 3, 2020, and

We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Investor Relations

C&F Financial Corporation

3600 La Grange Parkway

Toano, Virginia 23168

Telephone: (804) 843-2360

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement relating to the offered securities. No one else is authorized to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our business, financial condition and results of operations may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution

The following is a summary of the expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Securities and Exchange Commission Registration Fee	$15,310.00
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Printing Expenses	*
Miscellaneous Expenses	*
Total	$ *

____________

*These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.Indemnification of Directors and Officers

Article VII of the Company’s articles of incorporation limits the liability of the Company’s directors and officers to the Company and its shareholders to the full extent permitted by the Virginia SCA as now and hereafter in effect. The Virginia SCA places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation’s articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The Company’s articles of incorporation provide that the Company’s directors and officers will not be monetarily liable to the Company or the Company’s shareholders, if such limitation is permissible under the Virginia SCA. This limitation does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of the Company’s articles of incorporation, together with the Virginia SCA, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

Article VII of the Company’s articles of incorporation also mandates indemnification of the Company’s directors and officers to the full extent permitted by the Virginia SCA. The Virginia SCA permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. The Company is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company has also purchased a directors’ and officers’ liability insurance policy. Within the coverage limit, the policy provides coverage (a) to the Company’s directors and officers where the Company either is not permitted by law or is unable, due to insolvency, to indemnify its directors and officers; and (b) to the Company where the Company does indemnify the directors and officers as permitted, and/or required by law.

Item 16.Exhibits.

Exhibit No.	Document
1.1	Form of Underwriting Agreement relating to Common Stock.*
1.2	Form of Underwriting Agreement relating to Preferred Stock.*
1.3	Form of Underwriting Agreement relating to Debt Securities.*
1.4	Form of Underwriting Agreement relating to Warrants.*
1.5	Form of Underwriting Agreement relating to Purchase Contracts.*
1.6	Form of Standby Underwriting Agreement relating to Rights.*
1.7	Form of Underwriting Agreement relating to Units.*
3.1	Amended and Restated Articles of Incorporation of C&F Financial Corporation, effective March 7, 1994 (incorporated by reference to Exhibit 3.1 to Form 10-Q filed November 8, 2017).
3.1.1	Amendment to Articles of Incorporation of C&F Financial Corporation, effective January 8, 2009 (incorporated by reference to Exhibit 3.1.1 to Form 8-K filed January 14, 2009).
3.2	Amended and Restated Bylaws of C&F Financial Corporation, as adopted December 15, 2020 (incorporated by reference to Exhibit 3.1 to Form 8-K filed December 17, 2020).
4.1	Form of Articles of Amendment Establishing a Series of Preferred Stock.*
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Senior Debt Securities Indenture.
4.4	Form of Senior Debt Security.*
4.5	Form of Subordinated Debt Securities Indenture.
4.6	Form of Subordinated Debt Security.*
4.7	Form of Warrant.*
4.8	Form of Warrant Agreement.*
4.9	Form of Purchase Contract.*
4.10	Form of Rights Agreement.*
4.11	Form of Unit Agreement.*
5.1	Opinion of Troutman Pepper Locke LLP.
8.1	Opinion of counsel as to certain federal income tax matters.*

23.1	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1).
23.2	Consent of Yount, Hyde & Barbour, P.C.
24.1	Powers of attorney. #
25.1	Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities.**
25.2	Statement of Eligibility and Qualification of the Trustee under the Indenture for Subordinated Debt Securities.**
107	Filing Fee Table. #

____________

*	If applicable, to be filed as an exhibit to an amendment to the Registration Statement or a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.

**To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

# Previously filed.

Item 17.Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in James City County, Commonwealth of Virginia, on this 23rd day of January, 2025.

C&F FINANCIAL CORPORATION

By:/s/ Thomas F. Cherry

Thomas F. Cherry

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas F. Cherry	President, Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2025
Thomas F. Cherry
/s/ Jason E. Long	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 23, 2025
Jason E. Long
*	Executive Chairman	January 23, 2025
Larry G. Dillon
*	Director	January 23, 2025
Dr. Julie Richardson Agnew
*	Director	January 23, 2025
J.P. Causey Jr.
*	Director	January 23, 2025
Audrey D. Holmes
*	Director	January 23, 2025
Elizabeth R. Kelley
*	Director	January 23, 2025
James T. Napier
*	Director	January 23, 2025
C. Elis Olsson

Signature	Title	Date
*	Director	January 23, 2025
D. Anthony Peay
*	Director	January 23, 2025
Paul C. Robinson
*	Director	January 23, 2025
George R. Sisson III
*	Director	January 23, 2025
Dr. Jeffery O. Smith

* By: /s/ Thomas F. Cherry
Attorney-in-fact